UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2026

OpenWorld, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 736-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OPNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Introductory Note

As previously disclosed, on October 29, 2026, OpenWorld, Inc., a Nevada corporation (the “Company”)  entered into a placement agency agreement (the “Placement Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to serve as the sole placement agent, on a “reasonable best efforts” basis, in connection with the registered direct public offering (the “Offering”) of 1,494,084 shares (“Shares”) of common stock, par value $0.001 per share (“Common Stock”), 1,023,901 shares of Common Stock underlying pre-funded warrants in lieu of shares of common stock (the “Pre-Funded Warrants”), together with Series A common stock purchase warrants (“Series A Warrants”) to purchase up to an aggregate of 2,517,985 shares of common stock, and Series B common stock purchase warrants (the “Series B Warrants”, together with the Series A Warrants the “Common Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 2,517,985 shares of common stock, in a registered direct offering priced at-the-market under Nasdaq rules. Also on October 29, 2026, in connection with the Offering, the Company entered into a securities purchase agreement (“Purchase Agreement”) with a certain institutional investor (“Purchaser”).

On October 30, 2026, the Company closed the Offering, and in connection with the closing, sold and issued to the Purchaser, 1,494,084 Shares of Common Stock, a Pre-Funded Warrant to purchase 1,023,901 shares of Common Stock, a Series A Warrants to purchase 2,517,985 shares of Common Stock, and a Series B Warrant to purchase 2,517,985 shares of Common Stock, each at an offering price and on the terms as previously disclosed. The Company received gross proceeds from the Offering, before deducting placement agent fees and other offering expenses payable by the Company, of approximately $3.5 million.

As previously disclosed, in connection with the closing of the Offering, the Company and each of its executive officers and directors entered into a lock-up agreement (the “Lock-Up Agreement”), subject to certain exceptions set forth in the Lock-Up Agreement, not to offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a period commencing on the date of the Lock-Up Agreement and ending 45 days from the date the Offering closed without the prior written consent of the Placement Agent.

The Offering of the Shares and the Warrants (and the shares of Common Stock issuable upon the exercise of the Warrants) is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-284562), as amended, which was declared effective by the Securities and Exchange Commission (the “Commission”) on February 3, 2025, and a prospectus supplement that the Company filed with the Commission on October 30, 2026 (File No. 333-284562) relating to such securities (the “Prospectus Supplement”).

The foregoing descriptions of the terms and conditions of the Lock-Up Agreement, the Pre-Funded Warrant, the Series A Warrant and the Series B Warrants are qualified in their entirety by reference to the full text of the forms of Lock-Up Agreement, the Pre-Funded Warrant, the Series A Warrant and Series B Warrants, as filed on the Company’s Current Report on Form 8-K filed with the Commission on October 30, 2026 and are incorporated herein by reference in their entirety.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the “Introductory Note” of this Form 8-K is incorporated by reference into this Item 1.01 to the extent required.

Item 8.01	Other Events.

In connection with the filing of the Prospectus Supplement, the Company is filing a legal opinion of its counsel, Harter, Secrest & Emery LLP, relating to the validity of the issuance and sale of the Shares in the offering, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Harter Secrest & Emery LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OpenWorld, Inc.

Date: October 30, 2026	/s/ Gerard Hernandez
	Name:	Gerard Hernandez
	Title:	Chief Financial Officer

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